Exhibit 99.1

NEWS…	Contact:	Lisa Hathcoat
May 30, 2007		Dirk Montgomery
FOR IMMEDIATE RELEASE		(813) 282-1225

OSI RESTAURANT PARTNERS, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, May 30, 2007 - OSI Restaurant Partners, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the four-week period ended May 26, 2007 compared with the same four-week period in 2006 changed by approximately:

Four weeks ended May 26, 2007	Company- owned	Franchise and development joint venture	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-1.3%	-2.1%	-1.4%
Carrabba’s Italian Grills	-2.1%	n/a	-2.1%
Bonefish Grills	-2.2%	1.9%	-2.0%
Fleming’s Prime Steakhouse and Wine Bars	1.2%	n/a	1.2%
Roy’s	-0.9%	n/a	-0.9%

Domestic average unit volumes
Outback Steakhouses	-1.2%	-2.7%	-1.4%
Carrabba’s Italian Grills	-3.0%	n/a	-3.0%
Bonefish Grills	-4.2%	-3.0%	-3.9%
Fleming’s Prime Steakhouse and Wine Bars	-2.0%	n/a	-2.0%
Roy’s	-2.9%	n/a	-2.9%

Changes in comparable store sales and average unit volumes for domestic, Company-owned restaurants for the four-week period include year to year menu price changes of approximately:

Four weeks ended May 26, 2007	Company-owned menu price changes (1)
Outback Steakhouses	0.4%
Carrabba’s Italian Grills	2.9%
Bonefish Grills	1.6%
____________
(1)
Reflects nominal amounts of menu price changes, prior to any change in product mix because of price increases, and may not reflect amounts effectively paid by the customer. Menu price increases are not provided for Fleming’s and Roy’s as a significant portion of their sales come from specials, which fluctuate daily.

STORE INFORMATION

	Restaurants opened during the month ended May 31, 2007	Restaurants open as of May 31, 2007
Outback Steakhouses
Company-owned - domestic	1	686
Company-owned - international	2	125
Franchised and development joint venture - domestic	-	108
Franchised and development joint venture - international	-	47
Total	3	966
Carrabba's Italian Grills
Company-owned	-	236
Bonefish Grills
Company-owned	2	123
Franchised	-	7
Total	2	130
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	-	50
Roy’s
Company-owned	-	23
Cheeseburger in Paradise
Company-owned	1	43
Lee Roy Selmon’s
Company-owned	-	7
Blue Coral Seafood and Spirits
Company-owned	-	2

System-wide total	6	1,457

The OSI Restaurant Partners, Inc. restaurant system operates in 50 states and 20 countries internationally.

###